EXHIBIT 99

                      Press Release dated October 16, 2001


DOWNEY FINANCIAL CORP.
--------------------------------------------------
 N   E   W   S       R   E   L   E   A   S   E

                                                For further information contact:
                                                Thomas E. Prince
                                                Chief Financial Officer
                                                (949)509-4440

                       DOWNEY ANNOUNCES QUARTERLY EARNINGS

     Newport Beach, California - October 16, 2001 - Downey Financial Corp. (NYSE: DSL) reported that net income for the third quarter of 2001 totaled $21.8 million or $0.77 per share on a diluted basis. This is down 17.4% from $26.3 million or $0.93 per share for third quarter 2000.

     For the first nine months of 2001, net income totaled $81.1 million or $2.86 per share on a diluted basis. This is an increase of 14.8% over the $70.6 million or $2.50 per share for the first nine months of 2000, excluding the $5.6 million or $0.20 per share after-tax gain from the sale of Downey's indirect automobile finance subsidiary from the year-ago results. Including the gain, net income for the first nine months of 2000 totaled $76.3 million or $2.70 per share.

     Both the quarter and year-to-date results have been adversely impacted by additions to the valuation allowance for mortgage servicing rights. These additions are reflected within the category of loan servicing fees and have been necessary due to the continued drop in market interest rates that have increased the expected rate of prepayments on loans serviced for others, as well as a decline in the value of associated custodial accounts. The pre-tax addition during the third quarter was $11.9 million, compared to $0.6 million a year ago. For the first nine months of 2001, the addition was $22.5 million, compared to $1.0 million in the prior-year period. At September 30, 2001, loans serviced for others totaled $5.5 billion and the net value of mortgage servicing rights was $38 million, net of a valuation allowance of $24 million.

     Other highlights of the third quarter compared to a year ago include:

     o a greater than two-fold increase in single family loan originations, due to increases in both loans for portfolio and loans for sale;
     o a higher level of prepayments on single family loans (annualized prepayment speed of 39%, compared to 17%) that essentially offset loan originations during the quarter and resulted in a $34 million decline in the single family portfolio;
     o an improved effective interest rate spread of 2.85%, compared to 2.66%;
     o increases of $4.6 million in net gains on sales of loans and mortgage-backed securities, $3.3 million in loan prepayment fees and $1.0 million in deposit related fees;
     o a decline of $3.3 million in income from real estate held for investment;
     o an efficiency ratio of 52.3% (45.5% if the allowance for mortgage servicing rights is excluded), compared to 42.7%; and

     o    non-performing assets of 0.70% of total assets, compared to 0.48%.

     Daniel D. Rosenthal, President and Chief Executive Officer commented, "This year has been challenging particularly due to the magnitude of the decline in market interest rates. The most significant impact has been from the required additions to our valuation allowance for mortgage servicing rights. The current environment has also impacted our ability to grow the loan portfolio which has been constrained by the record level of loan prepayments we have experienced, as many borrowers have refinanced their adjustable rate mortgages into fixed rate loans. Our strategy in this declining interest rate environment has been to take advantage of borrower preference for low fixed rates by originating such loans for sale in the secondary markets. Our sales to these markets this year have increased to $3.1 billion, which is more than twice the year-ago level. We are also expanding our loan origination capabilities by developing a correspondent lending program, which will be operational by month end. On the funding side of our business, our traditional preference has been to use deposits generated by our branches rather than borrowings. While that continues to be our preference, the rates being offered on new certificates of deposit have remained above borrowing rates. As a result, we elected not to retain all of our certificates of deposit that matured during the quarter, and replaced those higher cost deposits with lower cost borrowings."

     Net interest income totaled $73.4 million in the third quarter of 2001, up $6.2 million or 9.3% between third quarters. The increase reflected higher levels of both average earning assets and the effective interest rate spread. Average earning assets increased by $215 million or 2.1% to $10.3 billion, while the effective interest rate spread increased to 2.85% from 2.66%. For the first nine months of 2001, net interest income totaled $225.9 million, up $32.3 million or 16.7% from a year ago.

     Provision for loan losses was $0.8 million in the current quarter, down $0.2 million from the year-ago quarter. The allowance for loan losses was $35 million at September 30, 2001, essentially unchanged from year-end 2000. Net charge-offs were less than $0.1 million in the third quarter of 2001 and below the $0.2 million of a year ago. For the first nine months of 2001, provision for loan losses was $1.3 million and net charge-offs were $0.7 million. That compares to provision for loan losses of $2.7 million and net charge-offs of $1.3 million in the year-ago period.

     Total other income was $7.1 million in the third quarter of 2001, down $5.0 million from a year ago. The decrease primarily reflects unfavorable changes in loan servicing fees and income from real estate held for investment. Loan servicing fees reflected a current quarter loss of $11.8 million due to the previously discussed addition to the valuation allowance for mortgage servicing rights, and compares to a $0.1 million loss a year ago. Income from real estate held for investment declined by $3.3 million due to lower gains from sales and lower recapture of valuation allowances. These unfavorable items were partially offset by a $5.3 million increase in loan and deposit related fees due to increases of $3.3 million in loan prepayment fees and $1.0 million in deposit related fees, as well as an increase of $4.6 million in net gains from sales of loans and mortgage-backed securities. For the first nine months of 2001, total other income was $35.3 million, down $7.7 million from a year ago as the year-ago amount included $9.8 million attributable to the pre-tax gain from the sale of the indirect automobile finance subsidiary.

     Operating expense totaled $41.9 million in the current quarter, up $9.5 million from the third quarter of 2000. The increase was in general and administrative expense caused primarily by higher costs associated with an increased number of branch locations and higher loan origination activity. For the first nine months of 2001, operating expense totaled $119.3 million, up $18.2 million from the same period of 2000.

     At September 30, 2001, assets totaled $10.7 billion, up $349 million or 3.4% from a year ago, but down $106 million from June 30, 2001. Single family loan originations totaled $1.988 billion in the third quarter of 2001, up 128.7% from the $869 million originated in the third quarter of 2000 but 6.3% below the record $2.122 billion originated in the second quarter of 2001. Of the current quarter total, $872 million represented originations of loans for portfolio, of which $101 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.6 billion, with an average loan-to-value ratio at origination of 75% and, of the total, 77% represented "A-" credits, up from 71% at year-end 2000. In addition to single family loans, $57 million of other loans were originated in the quarter.

     At September 30, 2001, deposits totaled $8.9 billion, up $1.2 billion or 15.3% from a year ago, but down $171 million from June 30, 2001. During the quarter, one new traditional branch and four new in-store branches were opened, increasing total branches to 134, with the total equally divided between traditional and in-store locations. At quarter end, the average deposit size of our traditional branches was $113 million, while the average size of our in-store branches was $19 million ($28 million excluding the 24 new in-store branches opened within the past 12 months).

     Non-performing assets increased $15 million during the quarter to $75 million or 0.70% of total assets. The increase was all in residential loans, of which $7 million were subprime.

     At September 30, 2001, Downey Financial Corp.'s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 7.04% and a risk-based capital ratio of 14.11%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

     Certain statements in this release may constitute "forward looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Downey's actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation.

     For further information contact: Thomas E. Prince, Executive Vice President and Chief Financial Officer at (949)509-4440.

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                           Consolidated Balance Sheets


                                                                                  September 30,   December 31,  September 30,
(Dollars in Thousands, Except Per Share Data)                                          2001           2000           2000
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash ..........................................................................   $    103,000   $    108,202   $    106,132
Federal funds .................................................................          2,401         19,601         11,102
-----------------------------------------------------------------------------------------------------------------------------
    Cash and cash equivalents .................................................        105,401        127,803        117,234
U.S. Treasury securities, agency obligations and other investment securities
    available for sale, at fair value .........................................        296,204        305,615        216,812
Municipal securities held to maturity, at amortized cost (estimated market value of $6,533 at September 30, 2001, $6,534 at December 31, 2000 and
    $6,709 at September 30, 2000) .............................................          6,549          6,550          6,726
Loans held for sale, at lower of cost or market ...............................        373,489        251,572        166,776
Mortgage-backed securities available for sale, at fair value ..................          4,562         10,203         12,431
Loans receivable held for investment ..........................................      9,534,438      9,822,578      9,467,534
Investments in real estate and joint ventures .................................         38,043         17,641         15,851
Real estate acquired in settlement of loans ...................................         11,870          9,942          9,161
Premises and equipment ........................................................        106,488        104,178        104,405
Federal Home Loan Bank stock, at cost .........................................        111,649        106,356        121,845
Mortgage servicing rights, net ................................................         37,507         40,731         45,014
Other assets ..................................................................         90,094         90,694         83,424
-----------------------------------------------------------------------------------------------------------------------------
                                                                                  $ 10,716,294   $ 10,893,863   $ 10,367,213
=============================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits ......................................................................   $  8,868,782   $  8,082,689   $  7,691,782
Federal Home Loan Bank advances ...............................................        927,398      1,978,348      1,860,255
Other borrowings ..............................................................             29            224            248
Accounts payable and accrued liabilities ......................................         67,392         54,236         56,972
Deferred income taxes .........................................................         34,218         33,730         35,332
-----------------------------------------------------------------------------------------------------------------------------
    Total liabilities .........................................................      9,897,819     10,149,227      9,644,589
-----------------------------------------------------------------------------------------------------------------------------
Company obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures of the Company
    ("Capital Securities") ....................................................        120,000        120,000        120,000
STOCKHOLDERS' EQUITY
Preferred stock, par value of $0.01 per share; authorized 5,000,000 shares;
    outstanding none ..........................................................           --             --             --
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
    outstanding 28,213,048 shares at September 30, 2001, 28,205,741 shares
    at December 31, 2000 and 28,201,606 shares at September 30, 2000 ..........            282            282            282
Additional paid-in capital ....................................................         93,400         93,239         93,176
Accumulated other comprehensive income (loss) .................................            897            687           (805)
Retained earnings .............................................................        603,896        530,428        509,971
-----------------------------------------------------------------------------------------------------------------------------
    Total stockholders' equity ................................................        698,475        624,636        602,624
-----------------------------------------------------------------------------------------------------------------------------
                                                                                  $ 10,716,294   $ 10,893,863   $ 10,367,213
=============================================================================================================================

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                        Consolidated Statements of Income

                                                                            Three Months Ended      Nine Months Ended
                                                                               September 30,           September 30,
                                                                         -----------------------------------------------
(Dollars in Thousands, Except Per Share Data)                                2001        2000        2001        2000
------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans receivable .......................................................   $187,867    $198,084    $604,449    $557,202
U.S. Treasury securities and agency obligations ........................      3,727       3,379      12,259       9,431
Mortgage-backed securities .............................................         62         224         277         876
Other investments ......................................................      2,040       2,683       7,912       7,076
------------------------------------------------------------------------------------------------------------------------
   Total interest income ...............................................    193,696     204,370     624,897     574,585
------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Deposits ...............................................................    107,033      98,957     336,220     270,409
Borrowings .............................................................     10,176      35,163      53,700     101,516
Capital securities .....................................................      3,040       3,040       9,122       9,122
------------------------------------------------------------------------------------------------------------------------
   Total interest expense ..............................................    120,249     137,160     399,042     381,047
------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME ....................................................     73,447      67,210     225,855     193,538
PROVISION FOR LOAN LOSSES ..............................................        791       1,007       1,274       2,740
------------------------------------------------------------------------------------------------------------------------
   Net interest income after provision for loan losses .................     72,656      66,203     224,581     190,798
------------------------------------------------------------------------------------------------------------------------
OTHER INCOME, NET
Loan and deposit related fees ..........................................     13,274       7,959      37,640      20,789
Real estate and joint ventures held for investment, net:
   Operations, net .....................................................        372       2,168       2,128       6,005
   Net gains on sales of wholly owned real estate ......................       --         1,257           2       2,678
   (Provision for) reduction of losses on real estate and joint ventures        374         600         308        (830)
Secondary marketing activities:
   Loan servicing fees .................................................    (11,771)        (79)    (22,854)        485
   Net gains (losses) on sales of loans and mortgage-backed securities .      4,234        (331)     15,321       2,185
   Net gains on sale of mortgage servicing rights ......................         87        --           758        --
Net gains (losses) on sales of investment securities ...................          3         (19)        242        (108)
Gain on sale of subsidiary .............................................       --          --          --         9,762
Other ..................................................................        497         510       1,759       2,043
------------------------------------------------------------------------------------------------------------------------
   Total other income, net .............................................      7,070      12,065      35,304      43,009
------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSE
Salaries and related costs .............................................     24,943      19,280      72,860      60,779
Premises and equipment costs ...........................................      6,628       5,837      18,713      17,275
Advertising expense ....................................................        939         980       3,242       3,665
Professional fees ......................................................      2,432         537       4,613       2,045
SAIF insurance premiums and regulatory assessments .....................        786         683       2,259       1,930
Other general and administrative expense ...............................      5,981       4,823      17,293      14,528
------------------------------------------------------------------------------------------------------------------------
   Total general and administrative expense ............................     41,709      32,140     118,980     100,222
------------------------------------------------------------------------------------------------------------------------
Net operation of real estate acquired in settlement of loans ...........        110         221           2         555
Amortization of excess of cost over fair value of net assets acquired ..        116         115         344         348
------------------------------------------------------------------------------------------------------------------------
   Total operating expense .............................................     41,935      32,476     119,326     101,125
------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES .............................................     37,791      45,792     140,559     132,682
Income taxes ...........................................................     16,025      19,454      59,510      56,426
------------------------------------------------------------------------------------------------------------------------
Net income before cumulative effect of change in accounting principle ..     21,766      26,338      81,049      76,256
Cumulative effect of change in accounting principle, net of taxes ......       --          --            36        --
------------------------------------------------------------------------------------------------------------------------
   NET INCOME ..........................................................   $ 21,766    $ 26,338    $ 81,085    $ 76,256
========================================================================================================================
PER SHARE INFORMATION
Basic before cumulative effect of change in accounting principle .......   $   0.77    $   0.94    $   2.87    $   2.71
BASIC AFTER CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE ........       0.77        0.94        2.87        2.71
========================================================================================================================
Diluted before cumulative effect of change in accounting principle .....   $   0.77    $   0.93    $   2.86    $   2.70
DILUTED AFTER CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE ......       0.77        0.93        2.86        2.70
========================================================================================================================
CASH DIVIDENDS DECLARED AND PAID .......................................   $   0.09    $   0.09    $   0.27    $   0.27
========================================================================================================================
Weighted average diluted shares outstanding ............................ 28,278,485  28,247,953  28,274,894  28,208,718
========================================================================================================================

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                             Selected Financial Data
                  (Dollars in Thousands, Except Per Share Data)

                                            Three Months Ended          Nine Months Ended
                                              September 30,               September 30,
                                         -----------------------     -----------------------
                                             2001        2000          2001          2000
                                         ----------   ----------     ----------   ----------
NET INCOME (LOSS) BY BUSINESS SEGMENT
Banking (a) ............................   $ 22,301    $ 24,080      $ 81,229      $ 72,084
Real estate investment .................       (535)      2,258          (144)        4,172
                                         ----------   ----------    ----------    ----------
     Total net income ..................   $ 21,766    $ 26,338      $ 81,085      $ 76,256
                                         ==========   ==========    ==========    ==========

SELECTED FINANCIAL RATIOS
Effective interest rate spread .........       2.85%       2.66%         2.87%         2.64%
Return on average assets ...............       0.82        1.01          1.00          1.01
Return on average equity ...............      12.63       17.88         16.31         17.96

ASSET ACTIVITY
Loans for investment portfolio (b):
 Originations:
  Residential one-to-four units ........ $  770,588   $ 344,243   $ 1,992,653   $ 2,171,285
  Residential one-to-four units-subprime    101,128      42,481       345,713       193,385
  All other ............................     56,554      82,343       129,010       195,628
 Repayments ............................   (984,606)   (485,831)   (2,785,269    (1,360,603)
Loans originated for sale portfolio (b)   1,116,589     482,595     3,210,267     1,393,494

Increase (decrease) in loans
 (including mortgage-backed securities)     (68,724)   (140,920)     (171,864)      900,678

Increase (decrease) in assets ..........   (105,622)   (109,377)     (177,569)      959,673

Increase (decrease) in deposits ........   (171,282)    402,273       786,093     1,129,021

Increase (decrease) in borrowings ......     34,663    (551,590)   (1,051,145)     (262,277)

                                                    September 30,  December 31,  September 30,
                                                        2001           2000          2000
                                                    -------------  ------------  -------------
CAPITAL RATIOS (BANK ONLY)
Tangible ......................................         7.04%          6.42%         6.56%
Core ..........................................         7.04           6.42          6.56
Risk-based ....................................        14.11          12.94         13.11

BOOK VALUE PER SHARE ..........................       $24.76         $22.15        $21.37

NUMBER OF BRANCHES INCLUDING IN-STORE LOCATIONS          134            114           107

(a) In the first quarter of 2000, a $5.6 million after-tax gain was recognized from the sale of Downey Auto Finance Corp.
(b)  Includes minor amounts of loans purchased.

Note 1: On January 1, 2001, Downey adopted as required Statements of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." The after-tax transition amount associated with implementation was immaterial and is reported in the Consolidated Statements of Income as "Cumulative effect of change in accounting principle."

Note 2: Certain prior period amounts have been reclassified to conform to the current period presentation.

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                       Selected Financial Data - Continued
                             (Dollars in Thousands)

                                                                                Three Months Ended September 30,
                                                             -------------------------------------------------------------------
                                                                             2001                               2000
                                                             -------------------------------------------------------------------
                                                                                       Average                          Average
                                                               Average                  Yield/     Average               Yield/
AVERAGE BALANCE SHEET DATA                                     Balance      Interest     Rate      Balance     Interest   Rate
--------------------------------------------------------------------------------------------------------------------------------
Interest-earning assets:
    Loans .................................................. $ 9,893,414    $187,867     7.60%   $ 9,728,972   $198,084    8.14%
    Mortgage-backed securities .............................       4,951          62     5.01         13,715        224    6.53
    Investment securities ..................................     420,635       5,767     5.44        361,046      6,062    6.68
--------------------------------------------------------------------------------------------------------------------------------
      Total interest-earning assets ........................  10,319,000     193,696     7.51     10,103,733    204,370    8.09
Non-interest-earning assets ................................     354,634                             333,522
--------------------------------------------------------------------------------------------------------------------------------
    Total assets ........................................... $10,673,634                         $10,437,255
================================================================================================================================
Transaction accounts:
    Non-interest-bearing checking .......................... $   313,665    $   --       --  %   $   216,800   $   --      --  %
    Interest-bearing checking (a) ..........................     406,779         501     0.49        383,563        882    0.91
    Money market ...........................................      93,388         648     2.75         87,702        628    2.85
    Regular passbook .......................................   1,184,206       9,426     3.16        793,046      6,845    3.43
--------------------------------------------------------------------------------------------------------------------------------
      Total transaction accounts ...........................   1,998,038      10,575     2.10      1,481,111      8,355    2.24
Certificates of deposit ....................................   6,929,044      96,458     5.52      5,937,680     90,602    6.07
--------------------------------------------------------------------------------------------------------------------------------
    Total deposits .........................................   8,927,082     107,033     4.76      7,418,791     98,957    5.31
Borrowings .................................................     805,879      10,176     5.01      2,189,570     35,163    6.39
Capital securities .........................................     120,000       3,040    10.14        120,000      3,040   10.14
--------------------------------------------------------------------------------------------------------------------------------
 Total deposits, borrowings and capital securities .........   9,852,961     120,249     4.84      9,728,361    137,160    5.61
Other liabilities ..........................................     131,469                             119,577
Stockholders' equity .......................................     689,204                             589,317
--------------------------------------------------------------------------------------------------------------------------------
    Total liabilities and stockholders' equity ............. $10,673,634                         $10,437,255
================================================================================================================================
Net interest income/interest rate spread ...................                $ 73,447     2.67%                 $ 67,210    2.48%
Excess of interest-earning assets over
 deposits, borrowings and capital securities ............... $   466,039                          $  375,372
Effective interest rate spread .............................                             2.85                              2.66
================================================================================================================================


                                                                                 Nine Months Ended September 30,
                                                             -------------------------------------------------------------------
                                                                             2001                               2000
                                                             -------------------------------------------------------------------
                                                                                       Average                          Average
                                                               Average                  Yield/     Average               Yield/
                                                               Balance      Interest     Rate      Balance     Interest   Rate
--------------------------------------------------------------------------------------------------------------------------------
Interest-earning assets:
    Loans .................................................. $10,043,997    $604,449     8.02%   $ 9,418,857   $557,202    7.89%
    Mortgage-backed securities .............................       6,121         277     6.03         17,518        876    6.67
    Investment securities ..................................     450,942      20,171     5.98        335,471     16,507    6.57
--------------------------------------------------------------------------------------------------------------------------------
      Total interest-earning assets ........................  10,501,060     624,897     7.93      9,771,846    574,585    7.84
Non-interest-earning assets ................................     357,013                             339,743
--------------------------------------------------------------------------------------------------------------------------------
    Total assets ........................................... $10,858,073                         $10,111,589
================================================================================================================================
Transaction accounts:
    Non-interest-bearing checking .......................... $   285,427     $  --       --  %   $   202,844   $   --      --  %
    Interest-bearing checking (a) ..........................     404,065       1,633     0.54        379,592      2,741    0.96
    Money market ...........................................      90,869       1,903     2.80         89,675      1,908    2.84
    Regular passbook .......................................     942,245      23,369     3.32        806,779     21,271    3.52
--------------------------------------------------------------------------------------------------------------------------------
      Total transaction accounts ...........................   1,722,606      26,905     2.09      1,478,890     25,920    2.34
Certificates of deposit ....................................   6,968,361     309,315     5.93      5,621,411    244,489    5.81
--------------------------------------------------------------------------------------------------------------------------------
    Total deposits .........................................   8,690,967     336,220     5.17      7,100,301    270,409    5.09
Borrowings .................................................   1,254,497      53,700     5.72      2,219,932    101,516    6.11
Capital securities .........................................     120,000       9,122    10.14        120,000      9,122   10.14
--------------------------------------------------------------------------------------------------------------------------------
 Total deposits, borrowings and capital securities .........  10,065,464     399,042     5.30      9,440,233    381,047    5.39
Other liabilities ..........................................     129,714                             105,137
Stockholders' equity .......................................     662,895                             566,219
--------------------------------------------------------------------------------------------------------------------------------
    Total liabilities and stockholders' equity ............. $10,858,073                         $10,111,589
================================================================================================================================
Net interest income/interest rate spread ...................                $225,855     2.63%                 $193,538    2.45%
Excess of interest-earning assets over
 deposits, borrowings and capital securities ............... $   435,596                         $   331,613
Effective interest rate spread .............................                             2.87                              2.64
================================================================================================================================

(a)  Includes amounts swept into money market deposit accounts.

                                      DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                                        Selected Financial Data - Continued
                                              (Dollars in Thousands)

                                              Three Months Ended      Nine Months Ended
                                                 September 30,          September 30,
                                             --------------------    --------------------
                                               2001        2000        2001        2000
                                             --------    --------    --------    --------
LOAN AND DEPOSIT RELATED FEES
 Loan related fees:
     Prepayment fees .....................   $  6,384    $  3,043    $ 18,364    $  7,296
     Other fees ..........................      2,257       1,329       6,287       4,014
Deposit related fees:
     Automated teller machine fees .......      1,671       1,566       4,854       4,174
     Other fees ..........................      2,962       2,021       8,135       5,305
                                             --------    --------    --------    --------
       Total loan and deposit related fees   $ 13,274    $  7,959    $ 37,640    $ 20,789
                                             ========    ========    ========    ========

LOAN SERVICING FEES
Income from servicing operations .........   $  2,576    $  2,086    $  6,551    $  5,696
Amortization of MSRs .....................     (2,495)     (1,559)     (6,857)     (4,165)
Provision for impairment .................    (11,852)       (606)    (22,548)     (1,046)
                                             --------    --------    --------    --------
     Total loan servicing fees ...........   $(11,771)   $    (79)   $(22,854)   $    485
                                             ========    ========    ========    ========

MORTGAGE SERVICING RIGHTS ACTIVITY
Gross balance at beginning of period .....   $ 55,848    $ 41,126    $ 46,214    $ 34,266
Additions ................................     10,294       6,267      29,091      15,962
Amortization .............................     (2,495)     (1,559)     (6,857)     (4,165)
Sale of servicing ........................       (582)       --        (2,910)       --
Impairment write-down ....................     (1,414)       --        (3,887)       (229)
                                             --------    --------    --------    --------
Gross balance at end of period ...........     61,651      45,834      61,651      45,834
                                             --------    --------    --------    --------

Allowance balance at beginning of period .     13,706         214       5,483           3
Provision for impairment .................     11,852         606      22,548       1,046
Impairment write-down ....................     (1,414)       --        (3,887)       (229)
                                             --------    --------    --------    --------
Allowance balance at end of period .......     24,144         820      24,144         820
                                             --------    --------    --------    --------

     Total mortgage servicing rights, net    $ 37,507    $ 45,014    $ 37,507    $ 45,014
                                             --------    --------    --------    --------

Estimated fair value (a) .................   $ 37,507    $ 45,895    $ 37,507    $ 45,895
                                             --------    --------    --------    --------

                                                 September 30,   December 31,   September 30,
                                                      2001           2000            2000
                                                 -------------   ------------   -------------
MORTGAGE LOANS SERVICED FOR OTHERS
Total .........................................   $5,458,970     $3,964,462      $4,020,931
With capitalized mortgage servicing rights (b):
     Amount ...................................    5,078,088      3,779,562       3,686,763
     Weighted average interest rates ..........         7.19%          7.56%           7.51%

(a)  The estimated fair value exceeded book value for certain asset stratum.
(b) Excludes loans sold or securitized prior to 1996 without capitalized mortgage servicing rights.

                                      DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                                        Selected Financial Data - Continued
                                              (Dollars in Thousands)

                                                       September 30,    December 31,   September 30,
                                                            2001            2000            2000
                                                        -----------     -----------     -----------
LOANS HELD FOR INVESTMENT
 Loans secured by real estate:
  Residential one-to-four units .....................   $ 7,567,462     $ 7,655,238     $ 7,393,275
  Residential one-to-four units-- subprime ..........     1,605,994       1,743,914       1,652,462
                                                        -----------     -----------     -----------
    Total residential one-to-four units .............     9,173,456       9,399,152       9,045,737
  Residential five or more units ....................        11,489          19,460          19,728
  Commercial real estate ............................       142,480         164,604         164,305
  Construction ......................................        99,161         118,165         120,179
  Land ..............................................        21,121          26,880          26,294
Non-mortgage:
  Commercial ........................................        22,762          21,721          23,454
  Automobile ........................................        29,109          39,614          40,303
  Other consumer ....................................        53,243          60,653          60,362
                                                        -----------     -----------     -----------
    Total loans held for investment .................     9,552,821       9,850,249       9,500,362
Increase (decrease) for:
  Undisbursed loan funds and net deferred costs
    and premiums ....................................        16,660           6,781           1,186
  Allowance for losses ..............................       (35,043)        (34,452)        (34,014)
                                                        -----------     -----------     -----------
    Total loans held for investment, net ............   $ 9,534,438     $ 9,822,578     $ 9,467,534
                                                        ===========     ===========     ===========

LOANS HELD FOR SALE, NET
Residential one-to-four units .......................   $   371,237     $   251,014     $   163,726
Residential one-to-four units--subprime .............          --               558           3,050
SFAS 133 capitalized basis adjustment (a) ...........         2,252            --              --
                                                        -----------     -----------     -----------
  Total loans held for sale .........................   $   373,489     $   251,572     $   166,776
                                                        ===========     ===========     ===========

DELINQUENT LOANS
30-59 days ..........................................   $    30,249     $    20,191     $    23,227
60-89 days ..........................................        16,826          16,324           8,595
90+ days ............................................        48,414          30,070          28,636
                                                        -----------     -----------     -----------
  Total delinquent loans ............................   $    95,489     $    66,585     $    60,458
                                                        ===========     ===========     ===========

Delinquencies as a percentage of total loans ........          0.96%           0.66%           0.63%
                                                        ===========     ===========     ===========

NON-PERFORMING ASSETS
Non-accrual loans:
  Residential one-to-four units .....................   $    29,266     $    20,746     $    17,976
  Residential one-to-four units--subprime ...........        31,076          22,296          20,389
  Other .............................................         2,927           1,708           1,867
                                                        -----------     -----------     -----------
    Total non-accrual loans .........................        63,269          44,750          40,232
Troubled debt restructure--below market rate (b) ....           204             206             209
Real estate acquired in settlement of loans .........        11,870           9,942           9,161
Repossessed automobiles .............................            28              76            --
                                                        -----------     -----------     -----------
  Total non-performing assets .......................   $    75,371     $    54,974     $    49,602
                                                        ===========     ===========     ===========

Non-performing assets as a percentage of total assets          0.70%           0.50%           0.48%
                                                        ===========     ===========     ===========

(a) Reflects the change in value from date of interest rate lock commitment to date of origination.
(b)  Represents a one-to-four unit residential loan.